Document Security Systems, Inc. Announces 2013 First Quarter Results

Will Hold Earnings Conference Call on May 15, 2013 at 4:30 pm ET

ROCHESTER, NY--May 15, 2013 — Document Security Systems, Inc. (NYSE MKT: DSS), which has previously entered into a definitive merger agreement with Lexington Technology Group and is a leading developer of anti-counterfeiting, anti-fraud and authentication technologies for governments, corporations and financial institutions, today announced its 2013 first quarter financial results.

Highlights for 1Q13:

•	Revenue of $3.8 million
•	Over 26% year-over-year growth in printing, plastics and licensing and digital revenue
•	Gross profit of $1.5 million
•	Net loss of $1.1 million, or a net loss of $0.05 per share

Revenues for the first quarter of 2013 were $3.8 million, a 2% decrease over the first quarter of 2012. During the quarter, the Company experienced strong revenue growth in its printing, plastics, and licensing and digital solutions group, which were offset by a decline in the Company’s packaging revenues.

Gross profit for the first quarter of 2013 was $1.5 million, a 16% increase over the first quarter of 2012. The gross profit results reflects the Company’s improvement in sales mix along with reductions in production costs, especially at the Company’s commercial and security printing division.

Operating expenses increased 25% in the first quarter of 2013 compared to the first quarter of 2012 primarily due to a 121% increase in professional fees, including legal, accounting and filing fees associated with the Company’s pending merger with Lexington Technology Group, Inc. (“Lexington Technology Group”). In addition, stock based compensation costs increased by 247% during the first quarter of 2013 due to merger-related stock option grants. The professional fees and stock based compensation costs are expected to decrease to traditional levels after the pending merger transaction finalizes.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock based compensation and other non-recurring items, including professional fees for the Company’s pending merger with Lexington Technology Group) for the first quarter of 2013 was a loss of $398,000, a 17% improvement over the adjusted EBITDA loss of $480,000 for the first quarter of 2012.

The Company recorded a net loss for the first quarter of 2013 of $1,132,000, or a net loss of $0.05 per share compared to a loss of $1,074,000 or $0.05 per share in the first quarter of 2012.

“We are excited to have announced the record date of May 17, 2013 and the meeting date of June 20, 2013 for a special meeting of stockholders regarding the proposed merger with Lexington Technology Group. We now anticipate that the merger will close on or about July 1, 2013 if stockholders approve the merger,” said Robert Bzdick, CEO of Document Security Systems. “Overall, DSS delivered strong first quarter results, with revenue and gross profit increases in the printing, plastics and licensing and digital solutions groups. I am extremely optimistic about the future of the Company, and our ability to meet our goals as a combined entity with Lexington Technology Group.”

CONFERENCE CALL AND WEBCAST DETAILS:

Time: 4:30 p.m. ET
Date: Wednesday, May 15, 2013
Investor Dial In (Toll Free): 877-407-9205
Investor Dial In (International): 201-689-8054

Live Webcast URL: http://www.investorcalendar.com/IC/CEPage.asp?ID=170995

A replay of the teleconference will be available until May 15, 2014 which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally. Please enter account #286 and conference ID #414700 to access the replay.

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About DSS (Document Security Systems, Inc.)

Document Security Systems, Inc.’s (NYSE MKT:DSS) products and solutions are used by governments, corporations and financial institutions to defeat counterfeiting and fraud and protect brands and digital information from the expanding world-wide counterfeiting problem.

DSS continually invests in research and development to meet the ever changing security needs of the Company’s clients and implements these patented solutions through strategic licensing and through the Company’s four operating groups: DSS Plastics Group, DSS Secure Printing Group, DSS Packaging Group and DSS Digital Group.

Through these divisions, DSS provides counterfeit deterrence and authentication coupled with digital information solutions to corporations, governments, and financial institutions around the world. When implemented, DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications and brand packaging.

For more information on DSS and its subsidiaries, please visit www.DSSsecure.com .

Follow DSS on Facebook, click HERE.

For more information:

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

About Lexington Technology Group

Lexington Technology Group, Inc. (LTG) is an intellectual property management firm that invests business experience, legal expertise and capital to monetize pioneering inventions. LTG's goal is to identify and capitalize on opportunities for return, while rewarding highly qualified innovators. The firm typically engages with companies that have identified important innovations but that may lack the experience, relationships or capital to succeed on their own, and have not been fairly rewarded in the marketplace. LTG's initiatives contribute to an intellectual property market that enables innovators to benefit from their discoveries and investors to profit from prudent risk. LTG's management team is comprised of experienced patent managers and strategists that have collectively generated over $1 billion in licenses, settlements and damages awards to date. www.lex-tg.com.

Important Additional Information Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington or the solicitation of any vote or approval. In connection with the proposed transaction, DSS filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus, which was declared effective on May 10, 2013. The proxy statement/prospectus contains important information about DSS, Merger Sub, Lexington, the transaction contemplated by the Merger Agreement and related matters. DSS will commence mailing of the proxy statement/prospectus to its stockholders on or about May 17, 2013. Prospective investors and security holders of DSS and Lexington are urged to read carefully the proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety because it contains important information about the proposed transaction.

Prospective investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, prospective investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed merger by contacting Document Security Systems, Inc., Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Prospective investors and security holders of Lexington will also be able to obtain free copies of the proxy statement/prospectus for the merger (when it is available) by contacting Lexington Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington. Information regarding DSS’s directors and executive officers is contained in DSS’s Annual Report on Form 10-K/A , which was filed with the SEC on April 26, 2013. Information regarding Lexington’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the final proxy statement/prospectus filed by DSS with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between DSS and Lexington Technology Group; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS's and Lexington Technology Group's stockholders; the potential of the combined companies' technology platform; the companies’ respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS's or the combined company's securities on the NYSE MKT; market acceptance of DSS products and services; the companies’ collective ability to maintain or protect their intellectual property rights through litigation or otherwise; Lexington Technology Group's limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS's; the Company’s ability to license and monetize the patents owned by Lexington Technology Group; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company's management and board of directors; and any other statements about DSS' or Lexington Technology Group's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington Technology Group may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS's and Lexington Technology Group's stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS's or the combined company's inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS's products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS's; our inability to license and monetize the patents owned by Lexington Technology Group; and other risks and uncertainties more fully described in DSS's Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other filings that DSS makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect the Company’s expectations and beliefs as of the date of this release. Subsequent events and developments will cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this release.

FINANCIAL TABLES FOLLOW

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	% change
Revenue
Printing	$899,000	$670,000	34%
Packaging	1,552,000	2,095,000	-26%
Plastic IDs and cards	828,000	680,000	22%
Licensing and digital solutions	491,000	398,000	23%
Total Revenue	$3,770,000	$3,843,000	-2%

Costs of revenue
Printing	$534,000	$507,000	5%
Packaging	1,190,000	1,630,000	-27%
Plastic IDs and cards	509,000	400,000	27%
Licensing and digital solutions	82,000	55,000	49%
Total cost of revenue	2,315,000	2,592,000	-11%

Gross profit
Printing	365,000	163,000	124%
Packaging	362,000	465,000	-22%
Plastic IDs and cards	319,000	280,000	14%
Licensing and digital solutions	409,000	343,000	19%
Total gross profit	$1,455,000	$1,251,000	16%

Gross profit percentage	39%	33%	19%

Operating Expenses
Sales, general and administrative compensation	$1,135,000	$1,065,000	7%
Professional Fees	414,000	187,000	121%
Sales and marketing	82,000	82,000	0%
Rent and utilities	157,000	151,000	4%
Other	222,000	183,000	21%
	2,010,000	1,668,000	21%

Other Operating Expenses
Non-production depreciation and amortization	34,000	32,000	6%
Research and development, including research and development costs paid by equity instruments	59,000	148,000	-60%
Stock based compensation	340,000	98,000	247%
Amortization of intangibles	84,000	76,000	11%
	517,000	354,000	46%
Total Operating Expenses	$2,527,000	$2,022,000	25%

Operating loss	(1,072,000)	(771,000)	39%

Other expense:
Change in fair value of derivative liability	$-	$-	-
Interest expense	(44,000)	(71,000)	-38%
Amortizaton of note discount	(11,000)	(227,000)	-95%
Other income		-
Other expense, net	$(55,000)	$(298,000)	-82%

Loss before income taxes	(1,127,000)	(1,069,000)	5%

Income tax expense, net	5,000	5,000	0%
Net loss	$(1,132,000)	$(1,074,000)	5%

Net loss per share, basic and diluted	$(0.05)	$(0.05)	0%

Weighted average common shares outstanding, basic and diluted	21,708,550	20,074,170	8%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	March 31, 2013	December 31, 2012
ASSETS	(unaudited)

Current assets:
Cash	$1,195,968	$1,887,163
Accounts receivable, net of allowance
of $60,000 ($60,000- 2012)	1,807,945	2,123,019
Inventory	869,571	817,685
Prepaid expenses and other current assets	383,206	290,402
Total current assets	4,256,690	5,118,269

Property, plant and equipment, net	3,600,440	3,723,908
Other assets	232,815	232,815
Goodwill	3,322,799	3,322,799
Other intangible assets, net	1,768,551	1,852,677

Total assets	$13,181,295	$14,250,468
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,443,636	$1,417,460
Accrued expenses and other current liabilities	1,263,792	1,223,244
Revolving lines of credit	-	238,240
Current portion of long-term debt	908,744	908,744

Total current liabilities	3,616,172	3,787,688

Long-term debt, net of unamortized discount of $33,000 ($44,000-2012)	1,411,347	1,483,676
Interest rate swap hedging liabilities	108,714	127,883
Deferred tax liability	132,412	127,675

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 21,709,488 shares issued and outstanding
(21,705,969 in 2012)	434,189	434,118
Additional paid-in capital	56,174,366	55,872,917
Accumulated other comprehensive loss	(108,714)	(127,883)
Accumulated deficit	(48,587,191)	(47,455,606)
Total stockholders' equity	7,912,650	8,723,546
Total liabilities and stockholders' equity	$13,181,295	$14,250,468

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Three Months Ended March 31,
(unaudited)

	2013	2012
Cash flows from operating activities:
Net loss	$(1,131,585)	$(1,073,775)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	225,121	192,942
Stock based compensation	340,601	98,481
Amortization of note discount	11,058	226,642
Change in deferred tax provision	4,737	4,734
(Increase) decrease in assets:
Accounts receivable	315,074	99,672
Inventory	(51,886)	64,765
Prepaid expenses and other assets	(131,885)	(18,133)
Increase (decrease) in liabilities:
Accounts payable	26,176	(225,947)
Accrued expenses and other liabilities	45,258	135,506
Net cash used by operating activities	(347,331)	(495,113)

Cash flows from investing activities:
Purchase of property, plant and equipment	(17,527)	(49,480)
Purchase of other intangible assets	-	-
Net cash used by investing activities	(17,527)	(49,480)

Cash flows from financing activities:
Net (payments) borrowings on revolving lines of credit	(238,240)	29,446
Payment of short-term loan from related party	-	(150,000)
Payments of long-term debt	(83,387)	(102,629)
Payments of capital lease obligations	(4,710)	(18,188)
Issuance of common stock, net of issuance costs	-	2,837,636
Net cash (used) provided by financing activities	(326,337)	2,596,265

Net (decrease) increase in cash	(691,195)	2,051,672
Cash beginning of period	1,887,163	717,679
Cash end of period	$1,195,968	$2,769,351

Adjusted EBITDA: Non-GAAP Financial Performance Measure

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net loss interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as gain on the change in fair value of derivative liability and costs related to the Company’s potential merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of FASB ASC 718 and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of Net Loss to Adjusted EBITDA loss:

	Three Months Ended March 31
	2013	2012	% change
	(unaudited)	(unaudited)

Net Loss	$(1,132,000)	$(1,074,000)	5%
Add back:
Depreciation & Amortization	225,000	193,000	17%
Stock based compensation	341,000	98,000	248%
Interest expense	44,000	71,000	-38%
Amortization of note discount	11,000	227,000	-95%
Income Taxes	5,000	5,000	0%
Professional fees incurred in conjunction with the proposed Merger with Lexington Technology Group	108,000	-	100%

Adjusted EBITDA	(398,000)	(480,000)	-17%